EXHIBIT 23.1         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                    [LETTERHEAD OF KENNE RUAN, CPA, P.C.]


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form 10-SB of Cosway Industries, Inc. of our report dated March 20, 2007, relating to the financial statements of the period from January 9 (inception) to February 28, 2007. We also consent to the reference to us under the heading "Independent Public Accountants" in such Registration Statement.


                           /s/ Kenne Ruan, CPA, P.C.
                           ----------------------------------
                           Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut
April 2, 2007